MTBC Reports First Quarter 2018 Results

Reports Strong Revenue and Record Net Income

First Quarter 2018 Financial Results:

●	Revenue of $8.3 million

●	GAAP net income of $75,000, an increase of $2.8 million from Q1 2017

●	Adjusted EBITDA of $974,000 or 11.7% of revenue

●	Adjusted net income of $666,000 or $0.06 per share

●	GAAP operating income of $39,000

●	Adjusted operating income of $739,000 or 8.9% of revenue

SOMERSET, N.J., May 15, 2018 (GLOBE NEWSWIRE) – MTBC (the “Company” or “MTBC”) (NASDAQ: MTBC) (NASDAQ: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for the first quarter of 2018. The Company’s management will conduct a conference call later today at 8:30 a.m. Eastern Time to discuss these results.

Mahmud Haq, Executive Chairman said, “First quarter 2018 was an important milestone, with positive GAAP net income for our first time since we’ve been a public company. We have dramatically reduced costs, are generating positive cash flow, and our balance sheet has never been stronger, with virtually no debt, $13 million of cash and an untapped credit line of $5 million.”

“2017 was a record year for MTBC, and we’re pleased to report a strong start to 2018,” said Stephen Snyder, Chief Executive Officer. “As a management team, we’re committed to eclipsing last year’s 30% revenue growth rate during 2018 and we believe we’re well positioned to achieve this objective.”

“Our industry leading platform, processes, and team are continuing to drive our record revenue and earnings growth,” said A. Hadi Chaudhry, President. “During 2018, our proprietary platform will continue to lead the way as we leverage AI, blockchain and other leading technology to further differentiate our offering and enhance the user experience.”

First quarter 2018 financial results

“First quarter 2018 was a remarkable quarter for MTBC,” said Bill Korn, Chief Financial Officer. “We are reporting quarter over quarter revenue growth, even though across our industry the first quarter is typically materially lower than other quarters due to seasonality. We are very pleased to report our first quarter of positive GAAP net income since the IPO, an increase of $2.8 million from Q1 2017, together with adjusted EBITDA for the first quarter of almost $1 million.”

Revenues for first quarter 2018 were $8.3 million, compared to $8.2 million in the same period last year.

Bill Korn further explained, “First quarter revenue is typically at its seasonal lowest for companies like MTBC, where revenues are a percentage of the payments received by our clients, which are generally cyclically low due to annual deductibles. First quarter 2018 revenue compares favorably to $8.2 million in the same period last year. MTBC’s revenue growth includes revenue from clients who signed contracts with MTBC during fourth quarter 2017 and began generating revenue during the first quarter of 2018.”

Revenue for 2018 is based on the new ASC 606 revenue recognition standard, which did not have a material impact on reported revenue. MTBC adopted the new revenue recognition standard on January 1, 2018. Under the old standard, revenue could not be recognized until it was fixed and determinable, which meant that MTBC recognized revenue at the same time insurance agreed upon payments to our health care provider clients. Under the new standard, revenue is recognized as value is created for clients, which means a portion of the revenue is recognized over a period of weeks after each patient visit, as work is performed, and the final amount of revenue, based on the ultimate payments by insurers and patients, is trued up each quarter.

During first quarter 2018, MTBC recognized $47,000 of additional revenue due to the new revenue standard. We have included a reconciliation of our statement of operations showing the impact of the new standard on our entire statement of operations, which was not material to any line item.

The first quarter 2018 GAAP net income was $75,000, or 0.9% of revenue, an improvement of $2.8 million compared to a net loss of $2.7 million in the first quarter of 2017. This was MTBC’s first quarter with positive GAAP net income since our IPO and the purchase of three companies in 2014. First quarter GAAP net income includes $591,000 of non-cash amortization and depreciation expenses.

“The dramatic turnaround from a GAAP net loss of $2.7 million to GAAP net income of $75,000 was due to four factors: a reduction of $739,000 or 14% in direct operating costs, a $385,000 or 13% reduction in general & administrative expenses, a $929,000 reduction in depreciation & amortization expenses, and elimination of $276,000 of restructuring charges, all compared with first quarter 2017,” said Bill Korn. “First quarter 2017 included restructuring charges, as we closed offices in Poland and Bangalore, India obtained during prior acquisitions and shifted the work to our teams in Pakistan and Sri Lanka, to gain operating efficiencies. The impact of the new revenue standard on our net income was $51,000, so our net income would have been positive even without the new revenue recognition standard.”

The GAAP net loss for first quarter 2018 was ($0.06) per share, calculated using the net loss attributable to common shareholders divided by the weighted average number of common shares outstanding. Bill Korn explained that “GAAP net income is always calculated before the effects of any dividends, and GAAP net income or loss per share is based on the net income or loss attributable to common shareholders, which subtracts the value of dividends paid to our preferred shareholders. That’s why there is a GAAP net loss per share even though GAAP net income is positive.”

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Adjusted EBITDA for first quarter 2018 was $974,000, or 11.7% of revenue, compared to adjusted EBITDA of ($313,000), or (3.8%) of revenue, in the same period last year. “The first quarter 2018 adjusted EBITDA represents an improvement of $1.3 million from the same period last year, reflecting the significant cost savings we have achieved,” continued Bill Korn. “This is our third consecutive quarter of positive adjusted EBITDA, which has totaled $3.1 million over the last nine months.”

“The difference of $899,000 between adjusted EBITDA and the GAAP net income in the first quarter of 2018 reflects $591,000 of non-cash amortization and depreciation expenses, $69,000 of net interest expense, $128,000 of stock-based compensation, $179,000 of integration and transaction costs associated with prior acquisitions, and a $47,000 provision for income taxes,” said Bill Korn.

Non-GAAP adjusted net income for first quarter 2018 was $666,000, an improvement of $1.5 million compared to the adjusted net income of ($852,000) in the same period last year. Non-GAAP adjusted net income per share is $0.06, calculated using the end-of-period common shares outstanding.

The first quarter 2018 GAAP operating income was $39,000, which represents an improvement of $2.4 million from the operating loss in first quarter of 2017. GAAP operating income excludes the provision for income taxes, net interest expense and other income and expenses, which are included in the GAAP net loss. This is the Company’s first quarter with positive GAAP operating income since the IPO in 2014.

Non-GAAP adjusted operating income for first quarter 2018 was $739,000, or 8.9% of revenue. “The first quarter 2018 adjusted operating income represents an improvement of $1.3 million from first quarter 2017,” continued Bill Korn. “This is our fourth consecutive quarter of positive non-GAAP adjusted operating income, which excludes non-cash expenses such as the amortization of purchased intangible assets, stock-based compensation and integration and transaction costs.”

In first quarter 2018, cash flow from operations was $673,000. Management finds that non-GAAP financial measures, such as adjusted operating income and adjusted EBTIDA, are a good proxy for measuring the cash actually generated by the business.

Cash Balance and Capital

As of March 31, 2018, the Company had $3.5 million in cash and positive working capital of approximately $5.4 million. The Company has a $5 million secured revolving credit facility with Silicon Valley Bank (“SVB”), where borrowings are based on 200% of repeatable revenue adjusted by an annualized attrition rate as defined in the agreement. While we have not drawn on the SVB credit facility at any time during 2018, the SVB line can be used for future growth initiatives, including acquisitions with SVB’s approval.

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The Company raised net proceeds of $9.4 million from the sale of 420,000 additional shares of its non-convertible Series A Preferred Stock via a public offering during the first week of April. The preferred shares trade on the Nasdaq Capital Market under the ticker MTBCP, and pay monthly cash dividends at the rate of 11% per annum. Our Series A Preferred Stock is perpetual, and has no mandatory redemption, although the Company can choose to redeem shares at $25.00 per share starting in November 2020. By the end of April, after this round was closed, the Company had approximately $13 million of cash in the bank and virtually no debt.

According to Bill Korn, “Raising additional capital in early April has further positioned us to take advantage of the opportunities we see for consolidation in the market. For example, we intend to use a portion of our available cash if we close the Orion acquisition opportunity. Our highly scalable proprietary technology and processes, experienced team, and strong balance sheet have made us the leading consolidator in our space. We are uniquely equipped to succeed with opportunities such as Orion, having successfully integrated MediGain’s business, which faced a similar situation before we purchased their assets 20 months ago. That transaction allowed MTBC to grow revenues by 30% in 2017 and achieve record profitability, and after successful integration of Orion, we expect to be able to grow our annualized revenues by another 50%, to achieve a scale which will allow us to further expand our profit margins.”

Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the first quarter 2018 results. The live webcast of the conference call can be accessed under Events & Presentations at ir.mtbc.com or by dialing 412-317-5131 and referencing “MTBC First Quarter 2018 Earnings Call.”

A replay of the conference call will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-0088 and providing access code 10119442.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

Follow MTBC on Twitter, LinkedIn and Facebook.

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Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to make successful acquisitions and manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective operations in Pakistan and Sri Lanka, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$3,541,070	$4,362,232
Accounts receivable - net of allowance for doubtful accounts of $206,000 and $185,000 at March 31, 2018 and December 31, 2017, respectively	3,776,959	3,879,463
Contract asset	1,389,763	-
Current assets - related party	25,203	25,203
Prepaid expenses and other current assets	721,390	662,822
Total current assets	9,454,385	8,929,720
Property and equipment - net	1,339,675	1,385,743
Intangible assets - net	2,091,878	2,509,544
Goodwill	12,263,943	12,263,943
Other assets	469,916	436,713
TOTAL ASSETS	$25,619,797	$25,525,663
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$730,239	$991,859
Accrued compensation	960,720	1,137,351
Accrued expenses	828,581	616,778
Deferred rent (current portion)	85,791	81,826
Deferred revenue (current portion)	41,191	62,104
Accrued liability to related party	10,663	10,675
Notes payable - other (current portion)	89,635	168,718
Contingent consideration (current portion)	503,066	505,557
Dividend payable	767,463	747,147
Total current liabilities	4,017,349	4,322,015
Notes payable - other	106,908	120,899
Deferred rent	295,907	333,788
Deferred revenue	27,639	28,615
Contingent consideration	84,983	97,854
Deferred tax liability	410,072	372,072
Total liabilities	4,942,858	5,275,243
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, par value $0.001 per share - authorized 2,000,000 shares; issued and outstanding 1,116,289 and 1,086,739 shares at March 31, 2018 and December 31, 2017, respectively	1,116	1,087
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 12,405,973 and 12,271,390 shares at March 31, 2018 and December 31, 2017, respectively; outstanding, 11,665,174 and 11,530,591 shares at March 31, 2018 and December 31, 2017, respectively	12,406	12,272
Additional paid-in capital	44,239,862	45,129,517
Accumulated deficit	(21,990,229)	(23,509,386)
Accumulated other comprehensive loss	(924,216)	(721,070)
Less: 740,799 common shares held in treasury, at cost at March 31, 2018 and December 31, 2017	(662,000)	(662,000)
Total shareholders' equity	20,676,939	20,250,420
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$25,619,797	$25,525,663

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	March 31,
	2018	2017
NET REVENUE	$8,307,325	$8,220,074
OPERATING EXPENSES:
Direct operating costs	4,484,055	5,222,736
Selling and marketing	305,014	355,511
General and administrative	2,600,734	2,986,663
Research and development	255,880	280,849
Change in contingent consideration	31,749	(11,188)
Depreciation and amortization	590,771	1,519,545
Restructuring charges	-	275,628
Total operating expenses	8,268,203	10,629,744
OPERATING INCOME (LOSS)	39,122	(2,409,670)
OTHER:
Interest income	5,285	3,421
Interest expense	(74,081)	(279,425)
Other income - net	151,374	38,031
INCOME (LOSS) BEFORE INCOME TAXES	121,700	(2,647,643)
Income tax provision	46,664	60,302
NET INCOME (LOSS)	$75,036	$(2,707,945)

Preferred stock dividend	775,332	202,579
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(700,296)	$(2,910,524)
Loss per common share:
Basic and diluted loss per share	$(0.06)	$(0.29)
Weighted-average basic and diluted shares outstanding	11,616,938	10,172,108

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

	2018	2017
OPERATING ACTIVITIES:
Net income (loss)	$75,036	$(2,707,945)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	590,771	1,519,545
Amortization of sales commissions	12,065	-
Deferred rent	(16,736)	(12,556)
Deferred revenue	(21,889)	(15,105)
Provision for doubtful accounts	78,556	164,745
Provision for deferred income taxes	38,000	54,000
Foreign exchange gain	(146,939)	(30,646)
Interest accretion	48,712	55,819
Non-cash restructuring charges	-	17,001
Stock-based compensation expense	127,691	129,347
Change in contingent consideration	31,749	(11,188)
Changes in operating assets and liabilities:
Accounts receivable	23,948	248,383
Other assets	44,683	86,883
Accounts payable and other liabilities	(212,266)	(365,732)
Net cash provided by (used in) operating activities	673,381	(867,449)
INVESTING ACTIVITIES:
Capital expenditures	(174,242)	(212,117)
Net cash used in investing activities	(174,242)	(212,117)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(755,016)	(202,579)
Settlement of tax withholding obligations on stock issued to employees	(213,675)	-
Repayments of debt obligations	(92,561)	(764,791)
Contingent consideration payments	(47,111)	(23,650)
Other financing activities	(5,674)	(126,217)
Net cash used in financing activities	(1,114,037)	(1,117,237)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(206,264)	(30,227)
NET DECREASE IN CASH	(821,162)	(2,227,030)
CASH - Beginning of the period	4,362,232	3,476,880
CASH - End of period	$3,541,070	$1,249,850
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared, not paid	$767,463	$202,579
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$20,153	$8,017
Interest	$9,741	$129,549

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RECONCILIATION OF CHANGES IN REVENUE STANDARD

(UNAUDITED)

The following table provides a bridge between the Statement of Operations as presented under the new revenue recognition standard required for the three months ended March 31, 2018 to the results recorded under the previous revenue recognition standard used for the three months ended March 31, 2017. Total revenue as presented for the three months ended March 31, 2018 varies from revenue that would have been reported under the previous revenue recognition standard for the same period, as the new standard changes the timing and recognition pattern for the majority of our revenue, as well as for a portion of our sales commission expense. The change for each item in our Statement of Operations is calculated as if the three months ended March 31, 2018 were reported under the previous revenue recognition standard for the same period, to separate the impact of the change in the revenue recognition standard from the results of operations.

	Three Months Ended March 31,				Change
	2018			2017	Amount	Percent
	As Presented	Impact of New Revenue Standard	Previous Revenue Standard
	($ in thousands)
Revenue	$8,307.3	$47.1	$8,260.2	$8,220.1	$40.1	0%
OPERATING EXPENSES:
Direct operating costs	4,484.1	-	4,484.1	5,222.7	(738.6)	(14%)
Selling and marketing	305.0	(3.5)	308.5	355.5	(47.0)	(13%)
General and administrative	2,600.7	-	2,600.7	2,986.7	(386.0)	(13%)
Research and development	255.9	-	255.9	280.8	(24.9)	(9%)
Change in contingent consideration	31.7	-	31.7	(11.2)	42.9	(383%)
Depreciation and amortization	590.8	-	590.8	1,519.7	(928.9)	(61%)
Restructuring charges	-	-	-	275.6	(275.6)	(100%)
Total operating expenses	8,268.2	(3.5)	8,271.7	10,629.8	(2,358.1)	(22%)
OPERATING INCOME (LOSS)	39.1	50.6	(11.5)	(2,409.7)	2,398.2	(100%)
OTHER:
Net interest expense	(68.8)	-	(68.8)	(275.9)	207.1	(75%)
Other income - net	151.4	-	151.4	38.0	113.4	298%
INCOME (LOSS) BEFORE INCOME TAXES	121.7	50.6	71.1	(2,647.6)	2,718.7	(103%)

Income tax provision	46.7	-	46.7	60.3	(13.6)	(23%)
NET INCOME (LOSS)	$75.0	$50.6	$24.4	$(2,707.9)	$2,733.0	(101%)

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net income (loss).

	Three Months Ended March 31,
	2018	2017
	($ in thousands)
Net revenue	$8,307	$8,220

GAAP net income (loss)	$75	$(2,708)

Provision for income taxes	47	60
Net interest expense	69	276
Foreign exchange / other expense	(147)	(38)
Stock-based compensation expense	128	129
Depreciation and amortization	591	1,520
Integration, transaction and restructuring costs	179	459
Change in contingent consideration	32	(11)
Adjusted EBITDA	$974	$(313)

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Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating income (loss) and GAAP operating margin.

	Three Months Ended March 31,
	2018	2017
	($ in thousands)
Net revenue	$8,307	$8,220

GAAP net income (loss)	$75	$(2,708)
Provision for income taxes	47	60
Net interest expense	69	276
Other income - net	(152)	(38)
GAAP operating income (loss)	39	(2,410)
GAAP operating margin	0.5%	(29.3%)

Stock-based compensation expense	128	129
Amortization of purchased intangible assets	361	1,263
Integration, transaction and restructuring costs	179	459
Change in contingent consideration	32	(11)
Non-GAAP adjusted operating income	$739	$(570)
Non-GAAP adjusted operating margin	8.9%	(6.9%)

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” to our GAAP net income (loss).

	Three Months Ended March 31,
	2018	2017
	($ in thousands)
GAAP net income (loss)	$75	$(2,708)

Foreign exchange / other expense	(147)	(38)
Stock-based compensation expense	128	129
Amortization of purchased intangible assets	361	1,263
Integration, transaction and restructuring costs	179	459
Change in contingent consideration	32	(11)
Income tax expense related to goodwill	38	54
Non-GAAP adjusted net income	$666	$(852)

For purposes of determining non-GAAP adjusted net income per share, we use the number of common shares outstanding at the end of the period on March 31, 2018 and 2017. Non-GAAP adjusted net income per share does not take into account dividends paid on our preferred stock.

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Set forth below is a reconciliation of our non-GAAP “adjusted net income per share” to our GAAP net loss attributable to common shareholders, per share.

	Three Months Ended March 31,
	2018	2017
GAAP net loss attributable to common shareholders, per share	$(0.06)	$(0.29)
Impact of preferred stock dividend	0.07	0.03
Net income (loss) per end-of-period share	0.01	(0.26)

Foreign exchange / other expense	(0.01)	0.00
Stock-based compensation expense	0.01	0.01
Amortization of purchased intangible assets	0.03	0.12
Integration, transaction and restructuring costs	0.02	0.04
Change in contingent consideration	0.00	0.00
Income tax expense related to goodwill	0.00	0.01
Non-GAAP adjusted net income per share	$0.06	$(0.08)

End-of-period shares	11,665,174	10,423,511

	Three Months Ended March 31,
	2018	2017
Basic shares outstanding	11,665,174	10,174,886
Shares recorded as contingent consideration	-	248,625
End-of-period shares	11,665,174	10,423,511

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

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Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, restructuring costs and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, restructuring costs and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, restructuring costs changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration. Non-GAAP adjusted net income per share does not take into account dividends paid on our preferred stock.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other expense – net. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

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Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring costs. Restructuring charges primarily represent employee severance costs, remaining lease and termination fees, disposal of property and equipment and professional fees associated with the closing of facilities. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC’s stock price as well as changes in the forecasted revenues of the acquired businesses.

Tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax expense resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

MTBC

bkorn@mtbc.com

732-873-5133

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